Owlet Announces First Quarter 2026 Financial Results; Updates 2026 Guidance

LEHI, Utah, May 7, 2026 - Owlet, Inc. (“Owlet” or the “Company”) (NYSE:OWLT), the pioneer of smart infant monitoring, today reports financial results for the first quarter ended March 31, 2026. Owlet’s President, Chief Executive Officer, and Co-Founder, Kurt Workman, and Chief Financial Officer, Amanda Twede Crawford, will host a conference call to review the Company’s results and provide a business update today, May 7, 2026, at 4:30 p.m. ET.

Q1 2026 Financial Highlights:
•Q1 Revenue of $22.5 million, up 6.4% from Q1 2025
•Record Q1 Subscription Revenue of $2.7 million
•Q1 Gross Margin of 54.5%, up 80 basis points from Q1 2025 despite tariff cost impacts
•Q1 Net Loss of $3.3 million, compared to net income of $3.0 million in Q1 2025
•Q1 Adjusted EBITDA (non-GAAP) of $(1.5) million, compared to $0.0 million in Q1 2025

“I am reassuming the CEO role to build on the mission I started 12 years ago, with a clear, long-term mandate to lead Owlet through its next phase of scale and development in pediatric health,” said Kurt Workman, Owlet’s President, Chief Executive Officer, and Co-Founder. “While our core mission hasn't changed, we are prioritizing our highest value opportunities to drive long-term stakeholder value, while sharpening our focus on business execution and operating efficiency.”

Workman continued, “We are making significant strides in our evolution into a comprehensive pediatric health and data platform. Our Owlet360 subscription engine is thriving, scaling to over 115,000 paying subscribers as of the end of the first quarter, and we are excited to announce the official release in our app of Owlet’s OnCall pediatric telehealth service. We believe that combining insights from our platform with access to pediatric consultation will provide greater value to parents, simplify access to care, and lengthen the customer relationship.”

Workman concluded, “Looking ahead, we are concentrating our resources to capture the significant white space available in our current high value markets. With a sharpened focus, disciplined financial strategy, and a clear roadmap to take the business to the next level, I have confidence in Owlet’s path as we scale our pediatric health platform and strive to build the standard for at-home infant care.”

Financial Results for the First Quarter Ended March 31, 2026

Revenue for the first quarter of 2026 was $22.5 million, compared to revenue in the first quarter of 2025 of $21.1 million, an increase of 6.4%. The increase was primarily due to an increase in revenue from our Owlet360 service as demand continues to grow.

Subscription revenue for the first quarter of 2026 was $2.7 million.

Cost of revenue for the first quarter of 2026 was $10.2 million with a gross margin of 54.5%, compared to cost of revenue of $9.8 million with a gross margin of 53.7% for the first quarter of 2025. Gross margin increased 80 basis points year-over-year, primarily reflecting growth in revenue from our Owlet360 subscription service, favorable product mix, and lower direct and fulfillment costs, partially offset by tariff impacts.

Subscription gross margin for the first quarter of 2026 was 67.4%.

Operating expenses, including stock-based compensation, were $17.7 million for the first quarter of 2026, compared to $14.0 million for the same period in 2025. Operating costs increased year-over-year primarily due to increases in headcount related expenses, including stock-based compensation as well as salaries and benefits.

Operating loss was $5.5 million for the first quarter of 2026, compared to operating loss of $2.7 million for the first quarter of 2025.

Net loss was $3.3 million for the first quarter of 2026, compared to net income of $3.0 million for the first quarter of 2025.

Adjusted EBITDA (non-GAAP) was $(1.5) million for the first quarter of 2026, compared to $0.0 million for the first quarter of 2025.

Net loss per share was $0.15 for the first quarter of 2026, compared to net income per share of $0.11 for the first quarter of 2025. Adjusted net loss per share (non-GAAP) was $0.09 for the first quarter of 2026, compared to $0.07 for the same period in 2025.

Updated 2026 Financial Outlook

Our updated full year 2026 financial outlook below reflects a deliberate strategic focus toward high margin revenue and operational efficiency to prioritize profitable growth.
•Total revenue is expected to be in the range of $118 to $122 million, representing 12% to 15% growth over 2025, compared to our previous guidance of $126 to $130 million.
•Gross margins of 50% to 52%, compared to our previous guidance of 49% to 52%.
•Adjusted EBITDA of $7 to $9 million, representing 250% to 350% growth over 2025, compared to our previous guidance of $3 to $5 million.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” below.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s expected financial performance, including the Company’s financial outlook, outlook based upon global regulatory clearances, approvals, certifications, and/or classifications, product enhancements, growth prospects, expected operational efficiencies and financial results, and expected market opportunity and acceptance. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, (i) the commercial success of Owlet’s products, including its subscription services, and the Company’s ability to support, scale and maintain its subscription services; (ii) the regulatory pathway for Owlet’s products, including submissions to, actions taken by and decisions and responses from regulators, such as the FDA and similar regulators outside of the United States, as well as Owlet’s ability to obtain and maintain regulatory approval or certification for our products and other regulatory requirements and legal proceedings; (iii) Owlet’s competition and the Company’s ability to achieve future growth and sustain its growth rate; (iv) Owlet’s ability to attract and retain customers and increase sales to its customers; (v) Owlet’s ability to obtain additional financing in the future or generate sufficient cash to service the interest on its debt and repay its indebtedness when due, as well as the impact of the Company’s current loan and debt agreements on its ability to do so and operate its business; (vi) the ability of Owlet to implement strategic initiatives, reduce costs, develop and launch new products, innovate and enhance existing products, scale its platform, meet customer demands and adapt to changes in consumer preferences and retail trends; (vii) Owlet’s ability to acquire, defend and protect its intellectual property and satisfy regulatory requirements, including but not limited to requirements concerning privacy and data protection, breaches and loss, as well as other risks associated with Owlet’s digital platforms and technologies; (viii) Owlet’s ability to maintain relationships with manufacturers and suppliers and retain Owlet’s management and key employees; (ix) Owlet’s ability to upgrade and maintain its information technology systems; (x) changes in applicable laws or regulations in the United States and other jurisdictions; (xi) the impact of and disruption to Owlet’s business, financial condition, operations, supply chain and logistics due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, macro-economic uncertainties, tariffs or trade restrictions, social unrest, hostilities, natural disasters or other catastrophic events; (xii) the possibility that Owlet may be adversely affected by other economic, business, regulatory, competitive or other factors, such as changes in discretionary consumer spending and consumer preferences; and (xiii) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated in the Company’s quarterly reports on Form 10-Q, as any such factors may be updated from time to time in the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share.

The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share provides a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company believes that these non-GAAP financial measures are important supplemental measures of operating performance because they exclude items that vary from period to period without correlation to the Company’s core operating performance and highlight trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

The Company’s non-GAAP financial measures should not be considered as an alternative to net income (loss) or net income (loss) per share as a measure of financial performance or any other performance measure derived in accordance with GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.

Adjusted EBITDA is defined as net income (loss) adjusted for income tax provision, interest expense, net, depreciation and amortization, impairment of intangible assets, common stock warrant liability adjustment, stock-based compensation, and charges related to certain legal matters.

Adjusted net income (loss) is defined as net income (loss) adjusted for impairment of intangible assets, common stock warrant liability adjustment, stock-based compensation, and charges related to certain legal matters. Adjusted net income (loss) per share is defined as adjusted net income (loss) divided by the basic weighted-average number of shares of common stock outstanding.

Adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

A reconciliation of the Company's guidance contained in this press release with respect to non-GAAP financial measures to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, the amounts of which could be material.

Conference Call and Webcast Information

Owlet will host a conference call and webcast today, May 7, 2026, at 4:30 p.m. ET to discuss these results and provide a business update.

Participants may access the call at 833-461-5787 (domestic) or 585-542-9983 (international) and reference Meeting ID 479023892. A simultaneous webcast may be accessed online at the Events section of Owlet’s Investor Relations website at investors.owletcare.com. A replay will be available on the Investor Relations website shortly after the webcast concludes.

About Owlet, Inc.

Owlet, Inc. (NYSE: OWLT), a leading pediatric health platform, is the only company in the world to offer U.S. FDA-cleared and internationally medically-certified wearable pediatric monitors, delivering hospital-grade technology directly in the home. Our award-winning pediatric products and innovative software combine clinically tested monitoring systems, an integrated video platform, and a simple, easy-to-use app, providing parents with real-time health insights to stay informed on their child’s well-being, support restful sleep, and provide peace of mind anywhere. Since 2012, more than 2.5 million parents have trusted Owlet to monitor their children's well-being and sleep. This adoption has fueled one of the largest collections of pediatric health and sleep data in the world, powering innovations that bridge the critical gap between hospital and home. Owlet is driving a new standard in pediatric wellness by pairing advanced medical technology with consumer-friendly design. Our mission is simple yet ambitious: to give every baby and every family the best possible start in life. Learn more at www.owletcare.com and follow us on LinkedIn and Instagram for company news and updates.

Owlet, Inc.
Condensed Consolidated Balance Sheets - Preliminary, Unaudited1
(in millions)

Assets	March 31, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$35.5	$35.5
Restricted cash	5.6	5.6
Accounts receivable, net	19.9	22.9
Inventory	18.2	15.3
Prepaid expenses and other current assets	3.4	2.7
Total current assets	$82.5	$81.9
Property and equipment, net	0.7	0.3
Intangible assets, net	1.7	1.4
Other assets	1.8	2.0
Total assets	$86.8	$85.6
Liabilities, Mezzanine Equity, and Stockholders’ Equity
Current liabilities:
Accounts payable	$11.8	$12.0
Accrued and other expenses	17.1	19.4
Current portion of deferred revenue	2.4	2.3
Line of credit	13.4	6.9
Current portion of long-term and other debt	3.5	3.6
Total current liabilities	48.1	44.2
Long-term debt, net	2.0	2.5
Common stock warrant liabilities	0.6	3.3
Other long-term liabilities	0.2	0.2
Total liabilities	50.9	50.2
Total mezzanine equity	14.8	16.4
Total stockholders’ equity	21.0	19.0
Total liabilities, mezzanine equity, and stockholders' equity	$86.8	$85.6
1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Cash Flows - Preliminary, Unaudited1
(in millions)

	Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	$(5.0)	$(5.9)
Net cash used in investing activities	(0.4)	(0.1)
Net cash provided by financing activities	5.5	2.0
Net change in cash, cash equivalents, and restricted cash	$—	$(4.0)
1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue:
Hardware	$19.8	$20.7
Subscription	2.7	0.4
Total revenue	22.5	21.1
Cost of revenue:
Hardware	9.3	9.6
Subscription	0.9	0.2
Total cost of revenue	10.2	9.8
Gross profit	12.2	11.3
Operating expenses:
General and administrative	9.3	7.1
Sales and marketing	4.5	4.0
Research and development	4.0	2.9
Total operating expenses	17.7	14.0
Operating loss	(5.5)	(2.7)
Other income (expense):
Interest expense, net	(0.7)	(1.0)
Common stock warrant liability adjustment	2.6	6.7
Other income (expense), net	0.2	—
Total other income (expense), net	2.2	5.7
Income (loss) before income tax provision	(3.3)	3.0
Income tax provision	—	—
Net income (loss) and comprehensive income (loss)	$(3.3)	$3.0
Accretion on convertible preferred stock	(0.8)	(0.8)
Allocation of net income to participating securities	—	(0.3)
Allocation of accretion on convertible preferred stock to redeemable common stock	—	—
Accretion on redeemable common stock	—	—
Allocation of net income to participating securities to redeemable common stockholders	—	—
Allocation of net (income) loss attributable to redeemable common stockholders	—	(0.1)
Net income (loss) attributable to redeemable common stockholders	$—	$0.1
Net income (loss) attributable to common stockholders	$(4.1)	$1.7

Net loss per share attributable to redeemable common stockholders
Basic	$(0.12)	$0.15
Diluted	$(0.12)	$0.15
Weighted-average number of shares outstanding used to compute net loss per share attributable to redeemable common stockholders
Basic	363,333	562,500
Diluted	363,333	687,500

Net loss per share attributable to common stockholders
Basic	$(0.15)	$0.11
Diluted	$(0.25)	$0.11

Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders
Basic	27,415,908	15,383,287
Diluted	27,564,589	15,383,287
1 Amounts may not sum due to rounding

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
GAAP net income (loss)	$(3.3)	$3.0
Income tax provision	—	—
Interest expense, net	0.7	1.0
Depreciation and amortization	0.2	0.1
Impairment of intangible assets	—	—
Common stock warrant liability adjustment	(2.6)	(6.7)
Stock-based compensation	3.5	1.7
Charges related to certain legal matters	—	0.9
Non-GAAP Adjusted EBITDA	$(1.5)	$—

	Three Months Ended March 31,
	2026	2025
GAAP net income (loss)	$(3.3)	$3.0
Non-GAAP adjustments:
Impairment of intangible assets	—	—
Common stock warrant liability adjustment	(2.6)	(6.7)
Stock-based compensation	3.5	1.7
Charges related to certain legal matters	—	0.9
Non-GAAP adjusted net loss	$(2.4)	$(1.1)
Non-GAAP adjusted net loss per share	$(0.09)	$(0.07)
Weighted-average number of shares outstanding attributable to common stockholders, basic	27,415,908	15,383,287

1 Amounts may not sum due to rounding

Contacts

Investor Relations: ir@owletcare.com

Media: pr@owletcare.com